EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Symmetricom, Inc. on Form S-8 of our reports dated July 28, 1994, appearing in and incorporated by reference in the Annual Report on Form
10-K of Symmetricom, Inc. for the year ended June 30, 1994.


/S/ DELOITTE & TOUCHE LLP
_________________________
DELOITTE & TOUCHE LLP

San Jose, California
January 4, 1995